Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FIRST QUARTER 2025 RESULTS

DOWNERS GROVE, Ill., April 24, 2025 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the first quarter ended March 31, 2025. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended March 31,
($ in millions, except per share data)	2025	2024	% Change*
U.S. GAAP
Revenue	$1,866	$1,884	(1)%
Earnings from continuing operations	239	602	(60)%
Diluted EPS from continuing operations	1.73	4.30	(60)%

Non-GAAP
Organic revenue change			1%
Adjusted earnings from continuing operations [1]	283	241	18%
Adjusted diluted EPS from continuing operations	2.05	1.72	19%

1 Q1 2025 and 2024 adjusted earnings from continuing operations exclude after-tax purchase accounting expenses, restructuring and other costs and gain (loss) on dispositions.
* Change may be impacted by rounding.

For the quarter ended March 31, 2025, Dover generated revenue of $1.9 billion, a decrease of 1% (+1% organic). GAAP earnings from continuing operations of $239 million decreased 60%, and GAAP diluted EPS from continuing operations of $1.73 was down 60%, principally due to the gain on the disposition of De-Sta-Co in the comparable quarter of the prior year. On an adjusted basis, earnings from continuing operations of $283 million were up 18% and adjusted diluted EPS from continuing operations of $2.05 was up 19%.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover's President and Chief Executive Officer, Richard J. Tobin, said, “Dover’s first quarter results were encouraging, with favorable book-to-bill across all five segments and growing momentum throughout the quarter providing support for our near-term outlook.

"Demand and order trends were broad-based in the quarter, with particular strength in our secular-growth-exposed markets in single-use biopharma components, thermal connectors, and CO2 systems. A majority of our second quarter revenue is already in our backlog. Margin performance in the quarter was exceptional, driven by the positive mix impact from our high-margin, high-growth platforms, and our proactive cost management and productivity actions.

"Against the backdrop of a highly dynamic global trading environment, we believe we are comparatively well-positioned. We are a collection of niche operating companies in well-structured markets with agile business models and manageable supply chains. We tend to manufacture in the same regions in which we sell, with our cost and revenue bases largely aligned. And we currently have an advantaged capital position that serves as a healthy insurance policy while allowing us to opportunistically play offense in capital deployment decisions.

"We have a proven execution playbook to preserve profitability with levers to flexibly respond to changing and uncertain macroeconomic environments, as evidenced by our performance during the recent pandemic. We are confident in Dover's ability to navigate the current environment with a focus on near-term execution and full coordination between our operating businesses and the corporate center to continue driving shareholder value creation."

FULL YEAR 2025 GUIDANCE:

In 2025, Dover expects to generate GAAP EPS from continuing operations in the range of $8.04 to $8.24 (adjusted EPS from continuing operations of $9.20 to $9.40), based on full year revenue growth of 2% to 4% (all-in and organic).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its first quarter results at 9:30 A.M. Eastern Time (8:30 A.M. Central Time) on Thursday, April 24, 2025. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $7 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 70 years, our team of approximately 24,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV."

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate; supply chain constraints and labor shortages that could result in production stoppages; inflation in material input costs and freight logistics; the impacts of natural or human-induced disasters, acts of war, terrorism, international conflicts, and public health crises on the global economy and on our customers, suppliers, employees, business and cash flows; changes in customer demand and capital spending; competitive factors and pricing pressures; our ability to develop and launch new products in a cost-effective manner; changes in law, including the effect of tax laws and developments with respect to trade policy and tariffs; our ability to identify, consummate and successfully integrate and realize synergies from newly acquired businesses; acquisition valuation levels; the impact of interest rate and currency exchange rate fluctuations; capital allocation plans and changes in those plans, including with respect to dividends, share repurchases, investments in research and development, capital expenditures and acquisitions; our ability to effectively deploy capital resulting from dispositions; our ability to derive expected benefits from restructurings, productivity initiatives and other cost reduction actions; the impact of legal compliance risks and litigation, including with respect to product quality and safety, cybersecurity and privacy; and our ability to capture and protect intellectual property rights. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FIRST QUARTER 2025

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands)

	Three Months Ended March 31,
	2025	2024
Revenue	$1,866,059	$1,883,719
Cost of goods and services	1,120,559	1,186,532
Gross profit	745,500	697,187
Selling, general and administrative expenses	449,191	442,981
Operating earnings	296,309	254,206
Interest expense	27,608	36,365
Interest income	(20,254)	(4,756)
Gain on dispositions	(2,468)	(529,943)
Other income, net	(3,958)	(7,139)
Earnings before provision for income taxes	295,381	759,679
Provision for income taxes	56,140	157,577
Earnings from continuing operations	239,241	602,102
(Loss) earnings from discontinued operations, net	(8,420)	30,119
Net earnings	$230,821	$632,221

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2025	2024
	Q1	Q1	Q2	Q3	Q4	FY 2024
Basic (loss) earnings per share:
Continuing operations	$1.74	$4.33	$1.79	$2.28	$1.74	$10.16
Discontinued operations	$(0.06)	$0.22	$0.26	$0.25	$8.73	$9.42
Net earnings	$1.68	$4.55	$2.05	$2.53	$10.47	$19.58

Diluted (loss) earnings per share:
Continuing operations	$1.73	$4.30	$1.78	$2.26	$1.72	$10.09
Discontinued operations	$(0.06)	$0.22	$0.25	$0.25	$8.66	$9.35
Net earnings	$1.67	$4.52	$2.04	$2.51	$10.38	$19.45

Net (loss) earnings and weighted average shares used in calculated (loss) earnings per share amounts are as follows:
Continuing operations	$239,241	$602,102	$246,587	$312,896	$238,383	$1,399,968
Discontinued operations	(8,420)	30,119	35,235	34,204	1,197,600	1,297,158
Net earnings	$230,821	$632,221	$281,822	$347,100	$1,435,983	$2,697,126

Weighted average shares outstanding:
Basic	137,267	139,051	137,443	137,251	137,205	137,735
Diluted	138,260	139,869	138,404	138,223	138,298	138,696

Dividends paid per common share	$0.515	$0.51	$0.51	$0.515	$0.515	$2.05

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2025	2024
	Q1	Q1	Q2	Q3	Q4	FY 2024
REVENUE
Engineered Products	$254,646	$332,820	$285,297	$296,117	$288,223	$1,202,457
Clean Energy & Fueling	491,148	445,053	463,014	500,685	528,032	1,936,784
Imaging & Identification	280,090	276,806	287,593	283,966	288,800	1,137,165
Pumps & Process Solutions	493,573	465,729	477,239	472,463	479,135	1,894,566
Climate & Sustainability Technologies	347,888	364,292	436,706	431,127	347,524	1,579,649
Intersegment eliminations	(1,286)	(981)	(1,067)	(816)	(1,848)	(4,712)
Total consolidated revenue	$1,866,059	$1,883,719	$1,948,782	$1,983,542	$1,929,866	$7,745,909

EARNINGS FROM CONTINUING OPERATIONS
Segment Earnings:
Engineered Products	$44,114	$62,532	$52,095	$56,621	$59,989	$231,237
Clean Energy & Fueling	85,644	69,675	87,536	99,536	103,246	359,993
Imaging & Identification	77,575	69,959	75,786	77,247	78,715	301,707
Pumps & Process Solutions	151,275	118,737	137,217	138,277	142,375	536,606
Climate & Sustainability Technologies	52,119	50,759	79,127	76,015	44,974	250,875
Total segment earnings	410,727	371,662	431,761	447,696	429,299	1,680,418
Purchase accounting expenses [1]	49,104	44,187	44,332	48,356	49,366	186,241
Restructuring and other costs [2]	9,397	23,971	11,590	16,581	32,841	84,983
(Gain) loss on dispositions [3]	(2,468)	(529,943)	663	(68,633)	115	(597,798)
Corporate expense / other [4]	51,959	42,159	39,526	36,110	38,168	155,963
Interest expense	27,608	36,365	32,374	34,128	28,304	131,171
Interest income	(20,254)	(4,756)	(4,081)	(5,176)	(23,145)	(37,158)
Earnings before provision for income taxes	295,381	759,679	307,357	386,330	303,650	1,757,016
Provision for income taxes	56,140	157,577	60,770	73,434	65,267	357,048
Earnings from continuing operations	$239,241	$602,102	$246,587	$312,896	$238,383	$1,399,968

SEGMENT EARNINGS MARGIN
Engineered Products	17.3%	18.8%	18.3%	19.1%	20.8%	19.2%
Clean Energy & Fueling	17.4%	15.7%	18.9%	19.9%	19.6%	18.6%
Imaging & Identification	27.7%	25.3%	26.4%	27.2%	27.3%	26.5%
Pumps & Process Solutions	30.6%	25.5%	28.8%	29.3%	29.7%	28.3%
Climate & Sustainability Technologies	15.0%	13.9%	18.1%	17.6%	12.9%	15.9%
Total segment earnings margin	22.0%	19.7%	22.2%	22.6%	22.2%	21.7%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[3] (Gain) loss on dispositions, including post-closing adjustments.
[4] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)
Non-GAAP Reconciliations

	2025	2024
	Q1	Q1	Q2	Q3	Q4	FY 2024
Adjusted earnings from continuing operations:
Earnings from continuing operations	$239,241	$602,102	$246,587	$312,896	$238,383	$1,399,968
Purchase accounting expenses, pre-tax [1]	49,104	44,187	44,332	48,356	49,366	186,241
Purchase accounting expenses, tax impact [2]	(10,919)	(9,711)	(9,760)	(10,633)	(10,911)	(41,015)
Restructuring and other costs, pre-tax [3]	9,397	23,971	11,590	16,581	32,841	84,983
Restructuring and other costs, tax impact [2]	(1,887)	(4,734)	(2,479)	(3,465)	(6,864)	(17,542)
(Gain) loss on dispositions, pre-tax [4]	(2,468)	(529,943)	663	(68,633)	115	(597,798)
(Gain) loss on dispositions, tax-impact [2]	689	114,973	(144)	18,889	1,695	135,413
Adjusted earnings from continuing operations	$283,157	$240,845	$290,789	$313,991	$304,625	$1,150,250

Adjusted diluted earnings per share from continuing operations:
Diluted earnings per share from continuing operations	$1.73	$4.30	$1.78	$2.26	$1.72	$10.09
Purchase accounting expenses, pre-tax [1]	0.36	0.32	0.32	0.35	0.36	1.34
Purchase accounting expenses, tax impact [2]	(0.08)	(0.07)	(0.07)	(0.08)	(0.08)	(0.30)
Restructuring and other costs, pre-tax [3]	0.07	0.17	0.08	0.12	0.24	0.61
Restructuring and other costs, tax impact [2]	(0.01)	(0.03)	(0.02)	(0.03)	(0.05)	(0.13)
(Gain) loss on dispositions, pre-tax [4]	(0.02)	(3.79)	—	(0.50)	—	(4.31)
(Gain) loss on dispositions, tax-impact [2]	—	0.82	—	0.14	0.01	0.98
Adjusted diluted earnings per share from continuing operations	$2.05	$1.72	$2.10	$2.27	$2.20	$8.29

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period. The tax impact of the (gain) loss on dispositions in Q4 2024 reflects updated tax information related to a Q3 2024 disposition.

[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges. Q1 2024 and FY 2024 include $3.4 million non-cash asset impairment charges for our Climate & Sustainability Technologies segment.

[4] (Gain) loss on dispositions represents a $529.9 million gain recorded during Q1 2024 and a $0.7 million loss and $1.1 million gain recorded as post-closing adjustments in Q2 2024 and Q4 2024, respectively, on the disposition of De-Sta-Co in the Engineered Products segment. Additionally, a gain of $68.6 million was recorded in Q3 2024 and a $1.2 million post-closing adjustment (reduction to the gain) in Q4 2024 on the disposition of a minority owned equity method investment in the Climate & Sustainability Technologies segment.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2025	2024
	Q1	Q1	Q2	Q3	Q4	FY 2024
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$44,114	$62,532	$52,095	$56,621	$59,989	$231,237
Other depreciation and amortization [1]	4,800	4,785	4,778	4,829	4,867	19,259
Adjusted segment EBITDA [2]	48,914	67,317	56,873	61,450	64,856	250,496
Adjusted segment EBITDA margin [2]	19.2%	20.2%	19.9%	20.8%	22.5%	20.8%

Clean Energy & Fueling:
Segment earnings	$85,644	$69,675	$87,536	$99,536	$103,246	$359,993
Other depreciation and amortization [1]	8,578	7,921	7,627	8,310	8,118	31,976
Adjusted segment EBITDA [2]	94,222	77,596	95,163	107,846	111,364	391,969
Adjusted segment EBITDA margin [2]	19.2%	17.4%	20.6%	21.5%	21.1%	20.2%

Imaging & Identification:
Segment earnings	$77,575	$69,959	$75,786	$77,247	$78,715	$301,707
Other depreciation and amortization [1]	4,093	3,733	3,271	3,905	3,739	14,648
Adjusted segment EBITDA [2]	81,668	73,692	79,057	81,152	82,454	316,355
Adjusted segment EBITDA margin [2]	29.2%	26.6%	27.5%	28.6%	28.6%	27.8%

Pumps & Process Solutions:
Segment earnings	$151,275	$118,737	$137,217	$138,277	$142,375	$536,606
Other depreciation and amortization [1]	12,601	12,139	12,637	12,651	12,623	50,050
Adjusted segment EBITDA [2]	163,876	130,876	149,854	150,928	154,998	586,656
Adjusted segment EBITDA margin [2]	33.2%	28.1%	31.4%	31.9%	32.3%	31.0%

Climate & Sustainability Technologies:
Segment earnings	$52,119	$50,759	$79,127	$76,015	$44,974	$250,875
Other depreciation and amortization [1]	7,325	7,275	7,220	7,048	7,596	29,139
Adjusted segment EBITDA [2]	59,444	58,034	86,347	83,063	52,570	280,014
Adjusted segment EBITDA margin [2]	17.1%	15.9%	19.8%	19.3%	15.1%	17.7%

Total Segments:
Total segment earnings [2,3]	$410,727	$371,662	$431,761	$447,696	$429,299	$1,680,418
Other depreciation and amortization [1]	37,397	35,853	35,533	36,743	36,943	145,072
Total Adjusted segment EBITDA [2]	448,124	407,515	467,294	484,439	466,242	1,825,490
Total Adjusted segment EBITDA margin [2]	24.0%	21.6%	24.0%	24.4%	24.2%	23.6%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Disclosures section for definition.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to earnings from continuing operations.

DOVER CORPORATION
QUARTERLY EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2025	2024
	Q1	Q1	Q2	Q3	Q4	FY 2024
Earnings from continuing operations	$239,241	$602,102	$246,587	$312,896	$238,383	$1,399,968
Provision for income taxes	56,140	157,577	60,770	73,434	65,267	357,048
Earnings before provision for income taxes	295,381	759,679	307,357	386,330	303,650	1,757,016
Interest income	(20,254)	(4,756)	(4,081)	(5,176)	(23,145)	(37,158)
Interest expense	27,608	36,365	32,374	34,128	28,304	131,171
Corporate expense / other [1]	51,959	42,159	39,526	36,110	38,168	155,963
(Gain) loss on dispositions [2]	(2,468)	(529,943)	663	(68,633)	115	(597,798)
Restructuring and other costs [3]	9,397	23,971	11,590	16,581	32,841	84,983
Purchase accounting expenses [4]	49,104	44,187	44,332	48,356	49,366	186,241
Total segment earnings [5]	410,727	371,662	431,761	447,696	429,299	1,680,418
Add: Other depreciation and amortization [6]	37,397	35,853	35,533	36,743	36,943	145,072
Total adjusted segment EBITDA [5]	$448,124	$407,515	$467,294	$484,439	$466,242	$1,825,490

[1] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

[2] (Gain) loss on dispositions, including post-closing adjustments.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[4] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[5] Refer to Non-GAAP Disclosures section for definition.
[6] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)

Non-GAAP Reconciliations

Revenue Growth Factors

2025
Q1
Organic
Engineered Products	(8.0)%
Clean Energy & Fueling	1.8%
Imaging & Identification	3.9%
Pumps & Process Solutions	6.5%
Climate & Sustainability Technologies	(3.7)%
Total Organic	0.5%
Acquisitions	2.4%
Dispositions	(2.7)%
Currency translation	(1.1)%
Total*	(0.9)%
* Totals may be impacted by rounding.

2025
Q1
Organic
United States	(0.2)%
Europe	(3.5)%
Asia	8.0%
Other Americas	0.6%
Other	12.1%
Total Organic	0.5%
Acquisitions	2.4%
Dispositions	(2.7)%
Currency translation	(1.1)%
Total*	(0.9)%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2025 Guidance for Earnings per Share from Continuing Operations (GAAP)	$8.04		$8.24
Purchase accounting expenses, net		1.12
Restructuring and other costs, net		0.05
Gain on dispositions, net		(0.01)
2025 Guidance for Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$9.20		$9.40

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2025	2024
	Q1	Q1	Q2	Q3	Q4	FY 2024
Net Cash Flows Provided By (Used In):
Operating activities	$157,474	$146,456	$149,181	$353,244	$438,952	$1,087,833
Investing activities	(74,186)	432,416	33,215	(402,512)	(90,102)	(26,983)
Financing activities	(122,234)	(80,782)	(830,657)	92,994	(453,228)	(1,271,673)

Quarterly Free Cash Flow (Non-GAAP)

	2025	2024
	Q1	Q1	Q2	Q3	Q4	FY 2024
Cash flow from operating activities [1]	$157,474	$146,456	$149,181	$353,244	$438,952	$1,087,833
Less: Capital expenditures	(48,192)	(40,050)	(35,822)	(37,754)	(53,907)	(167,533)
Free cash flow	$109,282	$106,406	$113,359	$315,490	$385,045	$920,300

Cash flow from operating activities as a percentage of revenue	8.4%	7.8%	7.7%	17.8%	22.7%	14.0%

Cash flow from operating activities as a percentage of adjusted earnings from continuing operations	55.6%	60.8%	51.3%	112.5%	144.1%	94.6%

Free cash flow as a percentage of revenue	5.9%	5.6%	5.8%	15.9%	20.0%	11.9%

Free cash flow as a percentage of adjusted earnings from continuing operations	38.6%	44.2%	39.0%	100.5%	126.4%	80.0%

1 Q2, Q3, Q4 and FY 2024 include income tax payments of $56.0 million, $24.0 million, $23.4 million and $103.4 million, respectively, related to the gain on the disposition of De-Sta-Co. Q4 and FY 2024 also include income tax payments of $20.4 million related to the sale of a minority owned equity method investment.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2025	2024
	Q1	Q1	Q2	Q3	Q4	FY 2024
BOOKINGS

Engineered Products	$264,538	$329,925	$280,542	$284,823	$276,487	$1,171,777
Clean Energy & Fueling	543,859	471,610	442,086	507,329	517,470	1,938,495
Imaging & Identification	288,169	278,433	288,641	281,289	295,784	1,144,147
Pumps & Process Solutions	499,287	473,632	461,426	448,074	473,548	1,856,680
Climate & Sustainability Technologies	395,623	453,086	406,269	332,503	378,774	1,570,632
Intersegment eliminations	(1,892)	(791)	(1,591)	(1,065)	(2,578)	(6,025)
Total consolidated bookings	$1,989,584	$2,005,895	$1,877,373	$1,852,953	$1,939,485	$7,675,706

2025
Q1
BOOKINGS GROWTH FACTORS

Organic
Engineered Products	(4.1)%
Clean Energy & Fueling	7.5%
Imaging & Identification	5.6%
Pumps & Process Solutions	5.9%
Climate & Sustainability Technologies	(12.1)%
Total Organic	0.5%
Acquisitions	2.4%
Dispositions	(2.6)%
Currency translation	(1.1)%
Total*	(0.8)%
* Totals may be impacted by rounding.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted earnings from continuing operations and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for earnings from continuing operations, diluted earnings from continuing operations per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

The items described in our definitions herein, unless otherwise noted, relate solely to our continuing operations.

Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted earnings per share from continuing operations or adjusted earnings per share from continuing operations represents diluted earnings per share from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits and gain/loss on disposition.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted earnings from continuing operations equals free cash flow divided by adjusted earnings from continuing operations. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure pursuant to the exception provided in Item 10(e)(1)(i)(B) of Regulation S-K because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period and exclude de-bookings related to orders received in prior periods, if any. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent bookings excluding the impact of foreign currency exchange rates and the impact of acquisitions and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.